EXHIBIT 99.1

PARTHUSCEVA ANNOUNCES RESULTS FOR THE FIRST QUARTER ENDED MARCH 31 2003

San Jose, CA – April 28, 2003—ParthusCeva, Inc. (NASDAQ: PCVA; LSE: PCV), the industry’s leading provider of licensable Digital Signal Processor (DSP) cores and platform-level IP solutions, today announced results for the first quarter ended March 31, 2003.

In accordance with US GAAP, total revenues for the first quarter 2003 were $8.8 million, an increase of 56% over $5.7 million in the fourth quarter 2002. Royalty revenues in the first quarter 2003 were $606,000 with licensing and royalty revenues representing 79% of total revenues. Gross margins in the first quarter 2003 were 81%, an increase of three basis points from 78% in the fourth quarter 2002. In first quarter 2003, ParthusCeva signed six license agreements across a range of DSP cores, GPS and Wireless-LAN platforms. These included significant deals with two companies that are recognized leaders in the cellular market, one in Asia and one in the US.

Operating expenses, in accordance with US GAAP, for the first quarter 2003 were $8.6 million, compared to $28.5 million in fourth quarter 2002. Operating expenses, on a pro forma basis (see note ‘a’), for the first quarter 2003 were $6.9 million compared to $8.4 million in the fourth quarter 2002, a decrease of 18%. Cash and cash equivalents at the end of the first quarter 2003 amounted to $68.5 million.

Net loss, in accordance with US GAAP, for the first quarter 2003 amounted to $1.3 million compared to a net loss of $24.4 million for the fourth quarter 2002. Net loss per share for the first quarter 2003 amounted to $0.073. On a pro forma basis, (see note ‘b’), net income for the first quarter 2003 amounted to $346,000 with net earnings per share of $0.02.

Brian Long, Chief Executive Officer of ParthusCeva, commented:

“Against the backdrop of a continued weak semiconductor industry, I am pleased that ParthusCeva has achieved pro forma profitability following strong licensing performance in the quarter and good cost control resulting from the restructuring program implemented in November 2002.

In the quarter we achieved some notable design wins, with strong licensing performance across the breadth of our technologies. We also announced some new and exciting products which will be available for license in the second quarter. This strong performance in quarter one combined with the knowledge that we have already completed several significant deals in the first month of quarter two, gives us confidence that we can sustain the licensing momentum generated in the first quarter of 2003.”

Eli Ayalon, Executive Chairman of ParthusCeva, commented:

“I am encouraged by our quarter one performance and believe that our recently announced initiative to strengthen our US operations will assist us in meeting our corporate goals of market leadership in DSP technologies and profitable growth.”

Pro Forma Results

Management believes that the presentation of pro forma information is useful to investors because such information excludes accounting charges (whether one-time or amortized over time) associated with the Company’s past acquisitions and restructuring, and gives investors insight into the profitability of the Company’s operating business. Management also believes that the presentation of pro forma results is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare the current pro forma results with pro forma results from prior periods and with pro forma results from others in the industry.

Note (a) Pro forma operating expenses for the fourth quarter 2002 of $8.4 million excludes a reorganization charge of $6.5 million, a one-time, non-cash charge for in-process research and development of $15.8 million and non-cash amortization of intangibles of $189,000 from the US GAAP operating costs of US$28.5 million and includes $2.3 million of Parthus pre-merger operating costs for the month of October to enable comparable quarterly trends. Pro forma operating expenses for the first quarter 2003 excludes non-cash amortization of intangibles of $284,000 and a non recurring reorganization charge of $1.4 million.

Note (b) Pro forma net income excludes a non-recurring reorganization charge of $1.4 million and non-cash amortization of intangible assets charge of $284,000.

Contacts:

ParthusCeva Inc.	FD International
Barry Nolan	James Melville-Ross/Ben Way(UK)
+353 1 4025700	+44 20 7831 3113

ParthusCeva, Inc.

Headquartered in San Jose, ParthusCeva (NASDAQ: PCVA) and (LSE: PCV) is the leading licensor of DSP and a leading provider of application-specific platform Intellectual Property (IP) to the semiconductor industry. ParthusCeva was created as a result of the combination of

Parthus Technologies plc, a leading provider of application-specific platform IP, and Ceva Inc, formerly the licensing division of DSP Group, the leading licensor of DSP cores. For more information, visit us at http://www.parthusceva.com.

ParthusCeva Safe Harbor Statement

Various statements in this release concerning ParthusCeva’s future expectations, plans and prospects are “forward-looking statements”, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including, without limitation, statements to the effect that the company or its management “believes”, “expects”, “anticipates”, “plans” and similar expressions) should be considered forward-looking statements. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described including that the industries in which we license our technology are experiencing a challenging period of slow growth that has negatively impacted and could continue to negatively impact our business and operating results; that the markets in which we operate are highly competitive, and as a result we could experience a loss of sales, lower prices and lower revenue; that our operating results fluctuate from quarter to quarter due to a variety of factors including our lengthy sales cycle, and are not a meaningful indicator for future performance and that we rely significantly on revenue derived from a limited number of licensees and other risks discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors that Could Affect Our Operating Results,” in our annual report on Form 10-K for the year 2002, which is on file with the U.S. Securities and Exchange Commission.

PARTHUSCEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS—US GAAP

(U.S. dollars in thousands, except share and per share data)

	Quarter Ended Mar 31 2003	Quarter Ended Mar 31 2002	Year Ended Dec 31 2002(1)	Quarter Ended Dec 31 2002
Revenues
Licensing and royalties	6,981	3,213	14,739	3,824
Other revenue	1,862	883	4,457	1,838

Total revenues	8,843	4,096	19,196	5,662
Cost of revenues	1,638	311	2,168	1,230

Gross profit	7,205	3,785	17,028	4,432

Operating expenses
Research and development, net	4,049	1,650	8,414	3,790
Sales and marketing	1,373	703	3,356	1,129
General and administrative	1,478	693	3,557	1,189
Amortization of intangible assets	284	—	189	189
In-process research and development	—	—	15,771	15,771
Reorganization charge	1,380	—	6,442	6,442

		—	—	—

Total operating expenses	8,564	3,046	37,729	28,510

Operating income (loss)	(1,359)	739	(20,701)	(24,078)
Financial income, net	240	18	277	202
Currency translation differences	(199)	—	(484)	(484)

Income (loss) before taxes on income	(1,318)	757	(20,908)	(24,360)
Taxes on income	—	242	1,014	53

Net Income (loss)	(1,318)	515	(21,922)	(24,413)

Basic and diluted net earnings (loss) per share	$(0.073)	$0.057	$(2.154)	$(1.802)
Weighted average number of Common Stock used in computation of basic and diluted net earnings (loss) per share (in thousands)	18,070	9,041	10,177	13,544

(1)	The December Statement of Operations information has been derived from the December 31, 2002 audited consolidated financial statements.

PARTHUSCEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS—US GAAP

	Mar 31 2003	Dec 31 2002(1)
	US$’000	US$’000
ASSETS
Current assets:
Cash and cash equivalents	68,519	73,810
Trade receivables, net	9,281	6,471
Other accounts receivable and prepaid expenses	1,513	1,748
Inventories	296	168

Total current assets	79,609	82,197
Long-term investments:
Severance pay fund	1,311	1,152
Investment in other company	1,350	1,350

	2,661	2,502
Property & equipment, net	8,264	6,593
Goodwill	38,398	38,398
Intangible assets, net	5,208	5,492

Total assets	134,140	135,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	5,334	2,491
Accrued expenses and other payables	16,309	18,982
Taxes payable	1,233	1,291
Deferred revenues	1,108	1,115

Total current liabilities	23,984	23,879
Accrued severance pay	1,321	1,231
Stockholders’ equity
Common stock	18	18
Additional paid in capital	134,132	134,051
Accumulated deficit	(25,315)	(23,997)

Total stockholders’ equity	108,835	110,072

Total liabilities and stockholders’ equity	134,140	135,182

(1)	The December balance sheet information has been derived from the December 31, 2002 audited consolidated financial statements.

5